EXHIBIT 4.1

SPECIMEN SERIES A UNIT CERTIFICATE
NUMBER
UNITS
U-____________

See Reverse for
certain definitions

MIDDLE KINGDOM ALLIANCE CORP.

CUSIP

SERIES A UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND FIVE CLASS A WARRANTS
EACH TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT                              is the owner of                      Series A Units.

Each Series A Unit (“Unit”) consists of one (1) share of Common Stock, par value $0.001 per share (“Common Stock”), of Middle Kingdom Alliance Corp., a Delaware company (the “Company”), and five (5) Class A warrants (the “Warrants”). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $5.00 per share (subject to adjustment). Each Warrant will become exercisable on the later of the Company’s completion of a business combination or                     , 2007 and will expire unless exercised before 5:00 p.m., New York City Time, on                     , 2013 (the “Expiration Date”). The Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately prior to                     , 2006, subject to earlier separation in the discretion of I-Bankers Secuirities, Inc., Newbridge Securities Corporation and Westminster Securities Corporation. The terms of the Warrants are governed by a Warrant Agreement, dated as of                     , 2006, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, NY 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

By

MIDDLE KINGDOM ALLIANCE CORPORATION
CORPORATE
SEAL
2006

DELAWARE

President	Secretary

MIDDLE KINGDOM ALLIANCE CORPORATION

The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of share or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT- ___________________ Custodian ____________________ under
                                                          (Cust)                                                    (Minor)

Uniform Gifts to Minors Act ________.
                                                                                                                              (state)

Additional Abbreviations may also be used though not in the above list.

For value received,                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________________________________________________ Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

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THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE COMPANY WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.